Exhibit 4.4

STOCK OPTION AGREEMENT

RYVYL Inc.
2023 Equity Incentive Plan

I.	NOTICE OF STOCK OPTION AWARD

Name: _________________________________________________________

Address: _______________________________________________________

The undersigned Participant has been granted an option to purchase Shares of common stock (the “Shares”) of RYVYL Inc. (the “Company”), subject to the terms and conditions of the RYVYL Inc. 2023 Equity Incentive Plan, as amended (the “Plan”) and this Stock Option Award Agreement, as follows:

Date of Grant: __________________

Vesting Commencement Date: __________________

Exercise Price per Share: __________________

Total Number of Shares Granted: __________________

Total Exercise Price: __________________%

Type of Option:	☒ Incentive Stock Option

☐ Nonqualified Stock Option

Term/Expiration Date: __________________

Vesting Schedule: This Option shall be exercisable, in whole or in part, until the term/expiration date, according to the following vesting schedule.

Provided vesting is subject to the Participant continuing to be a Service Provider from the Date of Grant through such date.

II.	AWARD AGREEMENT

1.	Grant of Stock Option.

(a) Pursuant to the terms of the Plan, the Company hereby grants to the Participant named in the Notice of Stock Option Award in Part I of this Stock Option Award Agreement (“Participant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Award, at the exercise price per Share set forth in the Notice of Stock Option Award (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and this Stock Option Award Agreement, the terms and conditions of the Plan shall prevail. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

(b) If designated in the Notice of Stock Option Award as an Incentive Stock Option (“ISO”), this Stock Option is intended to qualify as an “incentive stock option” as defined in Code Section 422. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Stock Option shall be treated as a Nonqualified Stock Option (“NSO”). Further, if for any reason this Stock Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Stock Option (or portion thereof) shall be regarded as an NSO. In no event shall the Company or any affiliate or any of their respective employees or directors have any liability to the Participant (or any other person) due to the failure of the Stock Option to qualify for any reason as an ISO.

2.	Exercise of Stock Option. This Stock Option shall be exercisable during its term as follows:

(a) Right to Exercise. This Stock Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Stock Option Award, but the Stock Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Stock Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Stock Option (to the extent then vested), the number of Shares with respect to which the Stock Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable withholding taxes. This Stock Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable withholding taxes.

(c) Compliance. No Shares shall be issued pursuant to the exercise of the Stock Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to Participant on the date on which the Stock Option is exercised with respect to such Shares. The Shares shall be unregistered unless the Company voluntarily files a registration statement covering such Shares with the U.S. Securities and Exchange Commission.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)	cash;

(b)	delivery of Shares that the Participant has owned for at least six months (valued at Fair Market Value on the date of exercise);

(c)	by a broker-assisted cashless exercise in accordance with procedures approved by the Administrator, whereby payment of the Exercise Price may be satisfied, in whole or in part, with Shares subject to the Stock Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price;

(d)	for a NSO only and only if approved by the Administrator, as determined in its sole discretion, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of Shares underlying the Stock Option so exercised reduced by the number of Shares equal to the aggregate Exercise Price of the Stock Option divided by the Fair Market Value on the date of exercise;

(e)	if approved by the Administrator, such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(f)	any combination of the foregoing methods of payment.

4. Restrictions on Exercise. This Stock Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of Applicable Laws.

5. Nontransferability of Stock Option. This Stock Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Stock Option Award Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

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6. Term of Stock Option. This Stock Option may be exercised only within the term set out in the Notice of Stock Option Award, and may be exercised during such term only in accordance with the terms of this Stock Option Award Agreement and the Plan.

7. Tax Obligations.

(a) Applicable Withholding Taxes. Participant agrees to make appropriate arrangements with the Company (or the affiliate employing or retaining Participant) for the satisfaction of all applicable withholding taxes applicable to the Stock Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such applicable withholding taxes are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Stock Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition.

(c) Code Section 409A. The Stock Option is intended to be exempt from Code Section 409A, and it shall be administered and interpreted in a manner that is consistent with such intent.

8. Entire Agreement; Governing Law. This Stock Option Award Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified in a manner materially adverse to the Participant’s interest except by means of a writing signed by the Company and Participant. This Stock Option Award Agreement will be governed by and construed in accordance with the internal laws of the State of Nevada, without reference to any choice of law principles.

9. Counterparts. This Stock Option Award Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Stock Option Award Agreement may be by actual or facsimile signature.

10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE STOCK OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS STOCK OPTION, OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS STOCK OPTION AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all of the terms and. provisions thereof. Participant has reviewed the Plan and this Stock Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Stock Option Award Agreement, and fully understands all provisions of the Stock Option. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under this Option or this Stock Option Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

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PARTICIPANT	RYVYL Inc.

Signature	By

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